UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15378 Avenue of Science, Ste 100

San Diego, California 92128

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the previously announced separation and spin-off by LRAD Corporation (the “Company”) of its HyperSonic Sound (HSS) technology business, on September 27, 2010, the Company entered into a Separation and Distribution Agreement and other definitive agreements with its wholly owned subsidiary, Parametric Sound Corporation (“Parametric Sound”), that, among other things, set forth the terms and conditions of the separation of Parametric Sound from the Company and provide a framework for the relationship between the Company and Parametric Sound following the separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of Parametric Sound and the distribution of Parametric Sound’s common stock to the Company’s stockholders, the parties also entered into a Tax Sharing Agreement. Each of these agreements is described below:

Separation and Distribution Agreement

On September 27, 2010, the Company entered into the Separation and Distribution Agreement with Parametric Sound that sets forth the Company’s agreements with Parametric Sound regarding the principal transactions necessary to separate Parametric Sound from the Company, including: (i) the contribution of substantially all of the assets of the Company’s HSS technology business to Parametric Sound; and (ii) the distribution by the Company, on September 27, 2010 or as soon as practical thereafter, of all outstanding shares of Parametric Sound common stock to the Company’s stockholders in the form of a pro rata dividend of one share of Parametric Sound common stock for every two shares of the Company’s common stock outstanding to stockholders of record as of the close of business on September 10, 2010. This agreement also sets forth the other provisions that govern certain aspects of the Company’s relationship with Parametric Sound after the completion of the separation from the Company and provides for the allocation of assets, liabilities and obligations between Parametric Sound and the Company in connection with the separation. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto.

Tax Sharing Agreement

On September 27, 2010, the Company entered into a Tax Sharing Agreement with Parametric Sound that generally governs the parties’ respective rights, responsibilities and obligations after the separation with respect to taxes. Under the Tax Sharing Agreement, all tax liabilities resulting or arising from the contribution of the Company’s HSS technology business to Parametric Sound and the other separation transactions including the distribution will be borne solely by the Company and its subsidiaries other than Parametric Sound. In addition, under the Tax Sharing Agreement, all tax liabilities (including tax refunds and credits) attributable to the Company’s HSS technology business for any and all periods preceding the separation will be borne solely by the Company and its subsidiaries other than Parametric Sound, taking into account certain tax attributes available to the Company and its subsidiaries other than Parametric Sound. All tax liabilities (including tax refunds and credits) otherwise attributable to the Company and its subsidiaries will be borne solely by the Company and its subsidiaries other than Parametric Sound. All tax liabilities (including tax refunds and credits) attributable to Parametric Sound’s operation of the HSS technology business for any and all periods following the separation will be borne solely by Parametric Sound. Any and all tax attributes, including net operating losses and research and development credits, which exist as of the date of the separation will be retained by the Company and its subsidiaries other than Parametric Sound. The description of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation.

10.1	Tax Sharing Agreement, dated September 27, 2010, by and between LRAD Corporation and Parametric Sound Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2010
LRAD Corporation

	By:	/S/ KATHERINE H. MCDERMOTT
Katherine H. McDermott
Chief Financial Officer